UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

FS KKR Capital Corp. II

(Exact name of Registrant as specified in its charter)

Maryland	814-00926	80-0741103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, the board of directors (the “Board”) of FS KKR Capital Corp. II (the “Company”) appointed Mr. Zach Chalfant as Treasurer of the Company, effective as of June 30, 2020. In connection with the appointment of Mr. Chalfant, Mr. William Goebel resigned in his capacity as Treasurer of the Company, effective as of June 30, 2020. Mr. Goebel’s resignation as Treasurer of the Company was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Goebel will continue to serve as Chief Accounting Officer of the Company. Mr. Chalfant has not been appointed to serve as Treasurer pursuant to any agreement or understanding with the Company or any other person. There is no family relationship between Mr. Chalfant and any of the Company’s directors or other executive officers, and there are no related party transactions with regard to Mr. Chalfant that are reportable under Item 404(a) of Regulation S-K. Mr. Chalfant will not receive any direct compensation from the Company.

Set forth below is biographical information pertaining to Mr. Chalfant:

Mr. Chalfant, age 36, is an Executive Director of FS Investments, which he joined in September 2012. Previously, Mr. Chalfant was a Director of Portfolio Management at FS Investments, where his responsibilities were focused on reporting and liability management. Prior to joining FS Investments, Mr. Chalfant worked in various roles at JPMorgan Chase and City of London Investment Management. Mr. Chalfant holds a B.S. in Finance from the University of Maryland.

Item 7.01.	Regulation FD Disclosure.

On July 1, 2020, the Company is expecting to hold a webinar to provide further information regarding some frequently asked questions relating to the listing of the Company’s common stock on the New York Stock Exchange (the “NYSE”) by using a script and presentation, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively. Except as may be required by federal securities laws, the Company undertakes no duty or obligation to update or revise the information contained in the script and presentation.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 and the information set forth therein, is deemed to have been furnished to, and shall not be deemed to be “filed” with, the U.S. Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of the Company. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in the Company’s operations or the economy generally due to terrorism, natural disasters or pandemics such as COVID-19, future changes in laws or regulations and conditions in the Company’s operating area, the Company not being able to utilize the additional leverage capacity, the impact on access to capital due to changes in covenant levels under the Company’s debt agreements and other factors, unexpected costs, the price at which the Company’s shares of common stock trade on the NYSE and the Company and the investment funds may not purchase the Company’s shares as anticipated or at all. Some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Webinar Script, dated July 1, 2020.

99.2	Webinar Presentation, dated July 1, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp. II

Date: July 1, 2020	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel